UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500 Midland, Texas 79705-5510
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:
(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At its meeting held May 25, 2005, in accordance with the Second Restated Certificate of Incorporation of Clayton Williams Energy, Inc. (the “Company’), the Board of Directors adopted amendments to the Company’s bylaws to, among other things:

•                                          provide that vacancies and newly created directorships may be filled only by a majority of the directors then in office, or by a sole remaining director; and

•                                          implement advance notice provisions and other procedural requirements for stockholder nominations for the election of directors and business proposed to be brought before any meeting of stockholders.

The foregoing descriptions of the amendments to the Company’s bylaws are not intended to be complete and are qualified in their entirety by reference to the Corporate Bylaws of the Company, restated to incorporate the amendments described above, which are filed with this Current Report on Form 8-K as Exhibit 3.1, and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 3.1	Corporate Bylaws of Clayton Williams Energy, Inc., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

May 31, 2005	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

May 31, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer

CLAYTON WILLIAMS ENERGY, INC.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

Exhibit 3.1	Corporate Bylaws of Clayton Williams Energy, Inc., as amended